EASTMAN CHEMICAL COMPANY
2007 OMNIBUS LONG-TERM COMPENSATION PLAN

ARTICLE 1
PURPOSE

      1.1.  GENERAL. The purpose of the Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Eastman Chemical Company (the “Company”), by linking the personal interests of employees, officers, and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

      2.1.     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

      (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award awarded or granted to a Participant under the Plan.

      (c) “Award Notice” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

   (f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Notice, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

      (i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

      (ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of Stock or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

      (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Change-in-Control Price” means the highest closing price (or, if the Shares are not traded on an Exchange, the highest last sale price or closing “asked” price) per Share paid for the purchase of Stock in a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

(i) “Change in Ownership” means a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Company received in exchange for Stock) ceasing to be publicly traded in a national securities market.

       (j) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or Internal Revenue Service.

(k) “Committee” means the committee or committees of the Board described in Article 4.

(l) “Company” means Eastman Chemical Company, a Delaware corporation, or any successor corporation.

      (m) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee for executive officers, or the Committee’s delegate for other employees, and any determination by the Committee or the Committee’s delegate shall be final and conclusive.

(n) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

      (o) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(p) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee for executive officers, or the Committee’s delegate for other employees, and may be supported by the advice of a physician competent in the area to which such Disability relates.

(q) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(r) “Effective Date” has the meaning assigned such term in Section 3.1.

(s) “Eligible Participant” means an employee, officer, or director of the Company or any Affiliate.

(t) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

       (u) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(v) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(w) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(x) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

       (y) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(z) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(aa) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

       (bb) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(cc) “Other Stock-Based Award” means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

      (dd) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ee) “Participant” means a person who, as an employee, officer, or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

      (ff) “Performance Award” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh) “Plan” means this Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan, as amended from time to time.

(ii) “Prior Plans” means the Company’s 1994 Omnibus Long-Term Compensation Plan, 1997 Omnibus Long-Term Compensation Plan, 2002 Omnibus Long-Term Compensation Plan, 1996 Non-Employee Director Stock Option Plan, 1994 Director Long-Term Compensation Plan, 1999 Director Long-Term Compensation Plan and 2002 Director Long-Term Compensation Plan.

(jj) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Measures as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Measures” means one or more of the business measures listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

      (mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

       (nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(pp) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the excess of the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

       (rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

      3.1.     EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

      3.2.     TERMINATION OF PLAN. The Plan shall terminate on the fifth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

ARTICLE 4
ADMINISTRATION

     4.1.     COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Management Development Committee of the Board is designated as the Committee to administer the Plan, and in the case of Awards to Non-Employee Directors, the Nominating and Corporate Governance Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

      4.2.     ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Notice and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

      4.3.     AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 or 14;

      (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Notice, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Notice as provided herein; and

      (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

      Notwithstanding the foregoing, Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a subplan to this Plan, program, or policy for the compensation of Non-Employee Directors adopted by the Board as in effect from time to time, and the Committee may not make grants hereunder to Non-Employee Directors outside of the terms of such a Subplan, program, or policy.

      4.4.     DELEGATION.

      (a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

      (b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

      4.5.     AWARD NOTICES. Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

      5.1.     NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Article 15, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,100,000, which shall consist of a number of Shares not previously authorized for issuance under any plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,100,000.

      5.2.     SHARE COUNTING. Shares covered by an Award shall be removed from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

           (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

           (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

           (c) Shares withheld from an Award or tendered to the Company by a Participant to satisfy minimum tax withholding requirements with respect to an Award will again be available for issuance pursuant to Awards granted under the Plan.

      (d) If the exercise price of an Option is satisfied by tendering Shares to the Company (by either actual delivery or attestation), such tendered Shares will again be available for issuance pursuant to Awards granted under the Plan.

      (e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the Shares underlying the Award in excess of the number of Shares actually issued and delivered to the Participant will again be available for issuance pursuant to Awards granted under the Plan.

      (f)  Substitute Awards granted pursuant to Section 14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

      5.3.     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4.     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 400,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 400,000.

      (c) Restricted Stock or Restricted Stock Units. The maximum aggregate grant of performance-based Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 250,000.

      (d) Performance Awards. The maximum aggregate number of Shares that a Participant may receive in any 12-month period under a Performance Award under the Plan shall be 250,000 Shares, determined as of the date of vesting or payout, as applicable.

(e) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 250,000 Shares.

      5.5.     MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.8 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee or officer shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the minimum-vesting restrictions of this Section 5.5 shall not apply with respect to a maximum of 5% of the Shares authorized to be issued under the Plan, and (ii) the Committee may permit acceleration of vesting of any Full Value Awards in the event of the Participant’s death, Disability, or Retirement, or a Change in Control.

ARTICLE 6
ELIGIBILITY

      6.1.     GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7
STOCK OPTIONS

      7.1.     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.8) shall not be less than the Fair Market Value as of the Grant Date.

      (b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

      (c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

      (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “brokered or other cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

      (f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

      (g)  OTHER TERMS. All Options shall be evidenced by an Award Notice. Subject to the limitations of this Article 7, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Option shall be determined by the Committee at the time of the grant of the Option and shall be reflected in the Award Notice.

      7.2.     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

      8.1.     GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

      (a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS. Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.

      (b) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

      (c) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(d) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

      (e) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

      (f) OTHER TERMS. All SARs shall be evidenced by an Award Notice. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Notice.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

      9.1.     GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Notice setting forth the terms, conditions, and restrictions applicable to the Award.

      9.2.     ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Notice or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

     9.3.     FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

      9.4.     DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

      10.1.     GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Notice or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

      10.2.     PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate, and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

      10.3.     RIGHT TO PAYMENT. The grant of a Performance Award to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number or value of the Performance Awards that will be paid to the Participant.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS

      11.1.     OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

      11.2.     OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total stockholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Working capital targets;

(q) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(r) Operating Earnings.

      Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

      11.3.     PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

      11.4.     INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE MEASURES. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or in the quarterly report on Form 10-Q for the applicable quarter, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      11.5.     CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

      11.6.     AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12
DIVIDEND EQUIVALENTS

      12.1.     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

      13.1.     GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

      14.1.     PAYMENT OF AWARDS. Payment of Awards shall be made in Stock, except that in special circumstances where deemed necessary or expedient, the Committee may in its discretion provides that an Award may be made settled in cash or any other form of property. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the Participant to incur an excise tax under Section 409A of the Code.

      14.2.     LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

      14.3.     STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

      14.4.     ACCELERATION UPON TERMINATION OF SERVICE. If a person’s Continuous Status as a Participant terminates for a reason other than death, Disability, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and Dividend Equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the applicable

Award Notice provides otherwise. Subject to Sections 11.3 and 17.3, the Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant’s death, Disability, retirement or termination for an approved reason.

      14.5.     CHANGE IN OWNERSHIP.

         (a) Vesting and Lapse of Restrictions. Upon a Change in Ownership, (i) the terms of this Section 14.5 shall immediately become operative, without further action or consent by any person or entity, (ii) all of the conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid and/or deferred Awards, or any other outstanding Award, shall immediately lapse as of effective date of the Change in Ownership; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date; and (iv) subject to Section 14.5(c) below, all unexercised, unvested, unearned and/or unpaid Awards, or any other outstanding Awards, shall automatically become one hundred percent (100%) vested immediately. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

      (b) Dividends and Dividend Equivalents. Upon a Change in Ownership, all unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 14.5 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if upon a Change in Ownership, an Award under this Section 14.5 is to be paid in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

     (c) Treatment of Performance Awards. If a Change in Ownership occurs during the term of one or more performance periods under outstanding Performance Awards (“current performance periods”) the term of each current performance period shall be treated as terminating upon the date of the Change in Ownership, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a “completed performance period”), the payout opportunities shall be deemed to have been met as of the Change in Ownership based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Ownership occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the Change in Ownership, if the Change in Ownership occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed as of the Change in Ownership since the beginning of the performance period, divided by the total number of years in such performance period.

(d) Valuation and Payment of Awards. Upon a Change in Ownership, each Participant, whether or not still employed by the Company or an Affiliate, shall be paid, in a single lump-sum cash payment, as soon as practicable but not later than seventy-five (75) days after the effective date of the Change in Ownership (unless a later date is required by Section 17.3 hereof)), the value of all of such Participant’s outstanding and/or deferred Awards (including those earned as a result of the application of Section 14.5(c) above). For purposes of calculating the cash-out value of Awards for purposes of this Section 14.5, the Change-in-Control Price shall be used as the Fair Market Value of the Shares as of the date of the Change in Ownership.

(e) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

        (f) Adjustment to Provisions. Notwithstanding that a Change in Ownership has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 14.5, in which case the provisions of this Section 14.5 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Ownership or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Ownership.

      14.6.     CHANGE IN CONTROL.

(a) Eligibility. All Participants shall be eligible for the treatment afforded by this Section 14.6 if their employment or directorship terminates within two years following a Change in Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company’s termination allowance plan, if any), or that is not in the same geographic area (as defined in the Company’s termination allowance plan, if any), or (B) resignation within thirty (30) days following a reduction in base pay, or (v) retirement entitling the Participant to benefits under his or her employer’s retirement plan.

(b) Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this Section 14.6, (i) all of the conditions, restrictions, and limitations in effect on any of such Participant’s unexercised, unearned, unpaid and/or deferred Awards (or any other of such Participant’s outstanding Awards) shall immediately lapse as of the date of termination of employment or directorship; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of such Participant’s Awards on or after such date, and in no event shall any of such Participant’s Awards be forfeited on or after such date; and (iii) subject to Section 14.6(c) below, all of such Participant’s unexercised, unvested, unearned and/or unpaid Awards (or any other of such Participant’s outstanding Awards) shall automatically become one hundred percent (100%) vested immediately upon termination of employment or directorship. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(c) Dividends and Dividend Equivalents. All unpaid dividends and Dividend Equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 14.6 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if an Award is to be paid under this Section 14.6 in a prorated fashion, all unpaid dividends and Dividend Equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

       (d) Treatment of Performance Awards. If a Participant holding Performance Awards is terminated under the conditions above, the provisions of this Section 14.6 shall determine the manner in which such Performance Awards shall be paid to such Participant. For purposes of making such payment, each current performance period shall be treated as terminating upon the date of the Participant’s termination, and for each such current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained, the payout opportunities shall be deemed to have been met as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, calculated as of the end of the last calendar quarter prior to the date of termination, if the termination occurs during the second half of the applicable performance period. If a Participant is participating in one or more performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Performance Awards for each such performance period, calculated as set forth above. Such prorated portion shall be determined based on the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed as of the date of termination since the beginning of the performance period, divided by the total number of years in such performance period.

(e) Valuation and Payment of Awards. If a Participant is eligible for treatment under this Section 14.6, such Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but not later than seventy-five (75) days after the date of such Participant’s termination (unless a later date is required by Section 17.3 hereof), the value of all of such Participant’s outstanding and/or deferred Awards (including those earned as a result of the application of Section 14.6(c) above). For purposes of calculating the cash-out value of Awards for purposes of this Section 14.6, the Change-in-Control Price shall be used as the Fair Market Value of the Shares as of the date of termination.

(f) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(g) Adjustment to Provisions. Notwithstanding that a Change in Control has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 14.6, in which case the provisions of this Section 14.6 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control.

      14.7.     FORFEITURE EVENTS.

           (a) The Committee may specify in an Award Notice that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

      14.8.     SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

      15.1.     MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

      15.2     DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

      15.3     GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

      16.1.     AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

      16.2.     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

         (a) Subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

     (d)  No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

      16.3.   COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Notice to the contrary, the Board may amend the Plan or an Award Notice, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Notice to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.    RIGHTS OF PARTICIPANTS.

           (a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

        (b)  Nothing in the Plan, any Award Notice or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or anyAffiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

         (c)  Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

         (d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.     WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

       17.3.     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

       (a) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason of the occurrence of a Change in Control, Change in Ownership, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Change in Ownership, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Notice.

(b) Notwithstanding anything in Plan or in any Award Notice to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Notice by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then if and to the extent necessary to comply with Code Section 409A:

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified in the final regulations under Code Section 409A); and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service (subject to exceptions specified in the final regulations under Code Section 409A), whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

      17.4.     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Notice shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.

      17.5.    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

      17.6.   EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

      17.7.    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      17.8.    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      17.9.    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

      17.10.    UNCERTIFICATED SHARES. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any Exchange.

  17.11.    GOVERNMENT AND OTHER REGULATIONS.

      (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

      (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such

     17.12.     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Notices shall be construed in accordance with and governed by the laws of the State of Delaware.

     17.13.     ADDITIONAL PROVISIONS. Each Award Notice may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

      17.14.     NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer

Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

      17.15.  INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.